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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-1) for the registration of 34,650,789 shares of common stock of ZaZa Energy Corporation and to the incorporation by reference therein of the following reports:

  i)
  Our report dated June 14, 2012, with respect to the balance sheet of ZaZa Energy Corporation included in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission,

  ii)
  Our report dated June 14, 2012, with respect to the financial statements of ZaZa Energy, LLC included in ZaZa Energy Corporation's Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
September 21, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm